As filed with the Securities and Exchange Commission on March 4, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EDESA BIOTECH, INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	2834	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Edesa Biotech, Inc.

100 Spy Court

Markham, Ontario, Canada L3R 5H6

(289) 800-9600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen Lemieux

Chief Financial Officer

100 Spy Court

Markham, Ontario, Canada L3R 5H6

Telephone: (289) 800-9600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Steven M. Skolnick, Esq.

Michael J. Lerner, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Telephone: (212) 262-6700

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement will become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The Selling Shareholders may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 4, 2025

PRELIMINARY PROSPECTUS

Edesa Biotech, Inc.

7,812,496 Common Shares

This prospectus relates to the resale from time to time, by the selling shareholders identified herein (the “Selling Shareholders”) of up to (i) 3,468,746 of our common shares, no par value (the “Shares”) and (ii) 4,343,750 of our common shares (the “Conversion Shares”) issuable upon the conversion of our Series B-1 Convertible Preferred Shares, stated value $10,000 per share (the “Preferred Shares”). We issued the Shares and Preferred Shares to the Selling Shareholders in a private placement that was completed on February 12, 2025 (the “Private Placement”).

The Selling Shareholders may, from time to time, sell, transfer or otherwise dispose of any or all of their Shares or Conversion Shares on any stock exchange, market or trading facility on which the common shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” in this prospectus for more information. We will not receive any proceeds from the resale or other disposition of the common shares by the Selling Shareholders. See “Use of Proceeds” beginning on page 7 and “Plan of Distribution” beginning on page 12 of this prospectus for more information.

We will not receive any proceeds from the sale or other disposition of our common shares by the Selling Shareholders. The Selling Shareholders may sell or otherwise dispose of common shares offered by this prospectus from time to time through the means described in this prospectus under the caption “Plan of Distribution.” We have borne and will continue to bear the costs relating to the registration of the Shares and Conversion Shares.

Our common shares are listed on the Nasdaq Capital Market under the symbol “EDSA.” The last reported sale price for our common shares on the Nasdaq Capital Market on March 3, 2025 was $2.06 per share.

You should read this prospectus and any supplement, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” carefully before you invest.

We are a “smaller reporting company” as defined under the federal securities laws and, as such, are eligible for reduced public company reporting requirements. See “Prospectus Summary – Implications of Being a Smaller Reporting Company.”

Investing in our common shares involves a high degree of risk. Before making an investment decision, you should review the information contained under the heading “Risk Factors” in our most recent Annual Report on Form 10-K as such risk factors may be updated in our subsequent reports filed with the Securities and Exchange Commission, which are incorporated by reference herein, and as may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission (the “SEC”).

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2025

ABOUT THIS PROSPECTUS

Neither we nor the Selling Shareholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Shareholders take responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Shareholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

For investors outside the United States: neither we nor the Selling Shareholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction outside the United States where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities covered hereby and the distribution of this prospectus outside the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Unless otherwise stated or the context otherwise indicates, references to “Edesa,” the “Company,” “we,” “our,” “us,” or similar terms refer to Edesa Biotech, Inc. and its subsidiaries.

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PROSPECTUS SUMMARY

The following summary highlights some information from this prospectus. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus, including the “Risk Factors” section on page 5 of this prospectus and the disclosures to which that section refers you, the financial statements and related notes and the other more detailed information appearing elsewhere or incorporated by reference into this prospectus before investing in any of the securities described in this prospectus.

Overview

We are a biopharmaceutical company developing innovative ways to treat inflammatory and immune-related diseases. Our approach is to acquire, develop and commercialize drug candidates based on mechanisms of action that have demonstrated proof-of-concept in human subjects. We prioritize our efforts on disease indications where there is compelling scientific rationale, no approved therapies or where there are unmet medical needs, and where there are large addressable market opportunities, among other factors. Our clinical pipeline is focused on two therapeutic areas: Medical Dermatology and Respiratory.

In Medical Dermatology we are developing EB06, an anti-CXCL10 monoclonal antibody candidate, as a therapy for vitiligo, a common autoimmune disorder that causes skin to lose its color in patches. CXCL10 has been shown to play a key role in the disease, and neutralization of CXCL10 has been demonstrated to both prevent and reverse depigmentation in animal models. To date, EB06 has demonstrated a favorable safety and tolerability profile. We have received regulatory approval from Health Canada to conduct a Phase 2 proof of concept study of EB06 in patients with moderate-to-severe nonsegmental vitiligo and we are in discussions with the U.S. Food and Drug Administration (“FDA”) for the same study. Preparation for the manufacturing campaign is underway, with data anticipated to be submitted to the FDA during the middle of 2025. Our medical dermatology assets also include EB01 (1.0% daniluromer cream), a Phase 3-ready asset developed for use as a potential therapy for moderate-to-severe chronic Allergic Contact Dermatitis (“ACD”), a common occupational skin condition. This asset is at the partnering stage.

Our most advanced Respiratory drug candidate is EB05 (paridiprubart). Paridiprubart represents a new class of emerging therapies called Host-Directed Therapeutics (“HDTs”) that are designed to modulate the body’s own immune response when confronted with infectious diseases or even chemical agents. EB05 is currently being evaluated in a U.S. government-funded platform study investigating three novel threat-agnostic HDTs in hospitalized adult patients with Acute Respiratory Distress Syndrome (“ARDS”), a life-threatening form of respiratory failure. Certain development expenses, including manufacturing scale-up, for our EB05 program are also eligible for reimbursement from the Government of Canada under a 2023 grant and funding award. In addition to EB05, we are also preparing an investigational new drug application (“IND”) in the United States to conduct a future Phase 2 study for EB07 (paridiprubart) in patients with pulmonary fibrosis.

Recent Developments

Private Placement

On February 12, 2025, we entered into a Securities Purchase Agreement with the Selling Shareholders, pursuant to which we sold to the Selling Shareholders in the Private Placement, an aggregate of (i) 834 Preferred Shares, each of which is initially convertible into approximately 5,208 common shares at a conversion price of $1.92 per conversion share, and (ii) 3,468,746 Shares.  The purchase price per Preferred Share was $10,000 and the purchase price per Share was $1.92.  The gross proceeds were approximately $15.0 million, prior to deducting offering expenses payable by us. A holder of Preferred Shares will not have the right to convert any portion of its Preferred Shares, if, together with its affiliates, it would beneficially own in excess of 4.99% (or, at the option of the holder, 9.99%) of the number of common shares outstanding immediately after giving effect to such conversion, provided, however, that a holder may increase or decrease the beneficial ownership limitation by giving 61 days’ notice to the Company, but not to any percentage in excess of 19.99%.  The Private Placement closed on February 12, 2025 (the “Closing Date”).

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In connection with the Private Placement, on February 12, 2025, we also entered an Investor Rights Agreement (the “Investor Rights Agreement”) with the Selling Shareholders, whereby we agreed to (i) use reasonable best efforts to file a registration statement for the resale of the Shares and Conversion Shares within 30 days after the Closing Date and cause such registration statement to become effective no later than 75 days after the date that we file such registration statement (or 120 days in the event of a full review by the SEC) and (ii) use reasonable best efforts to keep any such registration statement continuously effective until the date that all of the Shares and Conversion Shares (X) have been sold under such registration statement, (Y) have been sold pursuant to Rule 144, or (Z) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144. We have filed the registration statement of which this prospectus forms a part pursuant to the Investor Rights Agreement.

Implications of Being a Smaller Reporting Company

We are currently a “smaller reporting company” as defined by Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and in documents that are incorporated herein by reference and may elect to take advantage of other reduced reporting requirements in our future filings with SEC. As a result, the information that we provide to our shareholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Corporate Information

We are a British Columbia, Canada corporation founded in 2007. We operate through our wholly owned subsidiaries, Edesa Biotech Research, Inc., an Ontario, Canada corporation, and Edesa Biotech USA, Inc., a California, USA corporation. In June 2019, we acquired the Ontario corporation through a reverse acquisition and changed our name to Edesa Biotech, Inc. Our common shares are traded on the Nasdaq Capital Market under the symbol “EDSA.” Our executive offices are located at 100 Spy Court, Markham, Ontario L3R 5H6 Canada and our telephone number at this location is (289) 800-9600. Our website address is www.edesabiotech.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. Our trademarks and trade names include, but may not be limited to, “Edesa Biotech,” and the Edesa logo.

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THE OFFERING

Common Shares offered by the Selling Shareholders	Up to 7,812,496 common shares, which are comprised of (i) 3,468,746 Shares and (ii) 4,343,750 Conversion Shares.

Common Shares outstanding as of February 28, 2025	6,992,625 common shares.

Selling Shareholders	All of the shares are being offered by the Selling Shareholders named herein. See “Selling Shareholders” on page 8 of this prospectus for more information on the Selling Shareholders.

Listing information	Our common shares are listed on the Nasdaq Capital Market under the symbol “EDSA.”

Use of proceeds	We will not receive any proceeds from the common shares offered by the Selling Shareholders under this prospectus.

Risk Factors	An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 filed with the SEC on December 13, 2024, as amended, and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could suffer materially. In such event, the trading price of our common shares could decline, and you might lose all or part of your investment.

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RISK FACTORS

Investing in our common shares involves a high degree of risk. Before making an investment decision, you should review the information contained under the heading “Risk Factors” in our most recent Annual Report on Form 10-K as such risk factors may be updated in our subsequent reports filed with the SEC, which are incorporated by reference herein, and as may be amended, supplemented or superseded from time to time by other reports we file with the SEC, and other information in this prospectus for a discussion of the factors you should consider before you decide to invest in our common shares.

For a description of these reports and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain “forward-looking statements” made pursuant to the safe-harbor provision of the U.S. Private Securities Litigation Reform Act of 1995, which reflect our current expectations regarding future events. All statements other than statements of historical facts included in or incorporated by reference into this prospectus that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Our forward-looking statements generally include statements about our plans, objectives, strategies and prospects regarding, among other things, our businesses, results of operations, liquidity and financial condition. In some cases, we have identified these forward-looking statements with words like “believe,” “may,” “could,” “might,” “possible,” “potential,” “project,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” “approximate,” “contemplate” or “continue,” or the negative of these words or other words and terms of similar meaning. Known and unknown risks and uncertainties could cause our actual results to differ materially from those in forward-looking statements. Such risks include, but are not limited to, the following:

•	our ability to obtain funding for our operations;

•	our estimates regarding our expenses, revenues, anticipated capital requirements and our needs for additional financing;

•	the timing of the commencement, progress and receipt of data from any of our preclinical and clinical trials;

•	the expected results of any preclinical or clinical trial and the impact on the likelihood or timing of any regulatory approval;

•	the therapeutic benefits, effectiveness and safety of our product candidates;

•	the timing or likelihood of regulatory filings and approvals;

•	changes in our strategy or development plans;

•	the volatility of our common share price;

•	the rate and degree of market acceptance and clinical utility of any future products;

•	the effect of competition;

•	our ability to protect our intellectual property as well as comply with the terms of license agreements with third parties;

•	our ability to comply with the continued listing requirements of the Nasdaq Capital Market;

•	our ability to identify, develop and commercialize additional products or product candidates;

•	reliance on key personnel; and

•	general changes in economic or business conditions.

More detailed information about these and other factors is included under “Risk Factors” in this and in other documents incorporated herein by reference. Many of these factors are beyond our control. Future events may vary substantially from what we currently foresee. You should not place undue reliance on such forward-looking statements. We are under no obligation to update or alter such forward-looking statements whether as a result of new information, future results, events, developments or otherwise, unless required to do so by a governmental authority or applicable law. We advise you, however, to review any further disclosures we make on related subjects in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC.

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USE OF PROCEEDS

All of our common shares offered by this prospectus are being registered for the accounts of the Selling Shareholders, and we will not receive any proceeds from the sale of the common shares.

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SELLING SHAREHOLDERS

This prospectus covers the resale or other disposition by the Selling Shareholders identified in the table below of up to an aggregate of 7,812,496 common shares, which are comprised of (i) 3,468,746 Shares and (ii) 4,343,750 Conversion Shares.

The Selling Shareholders acquired their securities in the transaction described above under the heading “Prospectus Summary – Recent Developments – Private Placement.”

The table below sets forth, as of February 28, 2025, the following information regarding the Selling Shareholders:

•	the name of the Selling Shareholder;

•	the number of common shares owned by the Selling Shareholder prior to this offering, without regard to any beneficial ownership limitations;

•	the number of common shares to be offered by the Selling Shareholder in this offering;

•	the number of common shares to be owned by the Selling Shareholder assuming the sale of all of the common shares covered by this prospectus; and

•	the percentage of our issued and outstanding common shares to be owned by the Selling Shareholder assuming the sale of all of the common shares covered by this prospectus based on the number of common shares issued and outstanding as of February 28, 2025.

Except as described above, the number of common shares beneficially owned by the Selling Shareholder has been determined in accordance with Rule 13d-3 under the Exchange Act and includes, for such purpose, common shares that the Selling Shareholder has the right to acquire within 60 days of February 28, 2025.

All information with respect to the common share ownership of the Selling Shareholders has been furnished by or on behalf of the Selling Shareholders. We believe, based on information supplied by the Selling Shareholders, that except as may otherwise be indicated in the footnotes to the table below, the Selling Shareholders have sole voting and dispositive power with respect to the common shares reported as beneficially owned by it. Because the Selling Shareholders identified in the table may sell some or all of the common shares beneficially owned by it and covered by this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the common shares, no estimate can be given as to the number of common shares available for resale hereby that will be held by the Selling Shareholders upon termination of this offering. In addition, the Selling Shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the common shares they beneficially own in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) after the date on which they provided the information set forth in the table below. We have, therefore, assumed for the purposes of the following table, that the Selling Shareholders will sell all of the common shares owned beneficially by it that are covered by this prospectus, but will not sell any other common shares that they presently own. The Selling Shareholders or any persons (entities or natural persons) who have control over the Selling Shareholders, except as disclosed below, have not held any position or office, or has otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our common shares or other securities.

Under the terms of certain securities held by the Selling Shareholders, a Selling Shareholder may not exercise or convert such securities to the extent such exercise or conversion would cause such Selling Shareholder, together with its affiliates and attribution parties, to beneficially own a number of common shares which would exceed 4.99%, 9.99% or 19.99%, as applicable, of our then outstanding common shares following such exercise or conversion, excluding for purposes of such determination common shares issuable upon exercise or conversion of such securities which have not been exercised or converted. The number of shares in the second and fourth columns do not reflect this limitation, but the percentages set forth in the fifth column give effect to such limitations. The Selling Shareholders may sell all, some or none of their shares in this offering.

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Name of Selling Shareholder	Shares Owned prior to Offering		Shares Offered by this Prospectus	Shares Owned after Offering	Percentage of Shares Beneficially Owned after Offering (1)
Pardeep Nijhawan(2)	1,985,457	(3)	520,833	1,464,624	17.4%
Patrick Marshall(4)	44,989	(5)	41,666	3,323	*
Carlo Sistilli(6)	22,711	(7)	10,416	12,295	*
3487938 Canada Inc.(8)	267,404	(9)	260,416	6,988	*
MICAPX Investments Inc.(10)	260,416	(11)	260,416	―	―
Bijal Patel	26,041	(12)	26,041	―	―
Velan Capital Master Fund LP(13)	2,391,617	(14)	2,328,125	63,492	*
Velan Horizon Fund LP(15)	52,083	(16)	52,083	―	―
Velan Capital Opportunity Fund II LLC(17)	1,265,625	(18)	1,265,625	―	―
Nantahala Capital Partners Limited Partnership(19)	297,959	(20)	297,959	―	―
NCP RFM LP(19)	168,321	(21)	168,321	―	―
Blackwell Partners LLC – Series A(19)	575,387	(22)	575,387	―	―
Stonepine Capital, L.P.(23)	781,250	(24)	781,250	―	―
Rubric Capital Management LP(25)	1,041,667	(26)	1,041,667	―	―
Broadfin Holdings, LLC(27)	182,291	(28)	182,291	―	―

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*	Less than 1%.
(1)	Percentages are based on 6,992,625 common shares outstanding as of February 28, 2025.
(2)	Dr. Nijhawan is our Chief Executive Officer and a member of our board of directors.
(3)	Includes (A)(i) 84,973 common shares, (ii) 50,204 common shares issuable upon exercise of options exercisable within sixty days of February 28, 2025, (iii) 75,435 common shares issuable upon the conversion of vested restricted share units held by Pardeep Nijhawan and (iv) 520,833 Conversion Shares underlying the Preferred Shares purchased in the Private Placement; (B)(i) 341,702 common shares (ii) 342,865 common shares issuable upon exercise of warrants exercisable within sixty days of February 28, 2025 and (iii) 435,414 Common Shares underlying Series A-1 Preferred Shares that are beneficially owned and deemed outstanding with respect to Pardeep Nijhawan Medicine Professional Corporation, for which Pardeep Nijhawan has sole voting and dispositive power over all such shares; (C) 32,013 common shares held by The Digestive Health Clinic Inc., for which Pardeep Nijhawan has sole voting and dispositive power over all such shares; (D) 53,104 common shares held by 1968160 Ontario Inc., for which Pardeep Nijhawan has sole voting and dispositive power over all such shares and (E)(i) 32,609 common shares and (ii) 16,305 common shares issuable upon exercise of warrants exercisable within sixty days of February 28, 2025 held by The New Nijhawan Family Trust 2015, for which each of Pardeep Nijhawan and Nidhi Nijhawan, as trustees, have voting and dispositive power over all such shares.
(4)	Mr. Marshall is a member of our board of directors.
(5)	Includes (i) 41,666 Shares purchased in the Private Placement, (ii) 2,858 common shares issuable upon exercise of options exercisable within sixty days of February 28, 2025and (iii) 465 common shares held by Quidnet Inc., an entity wholly owned by Mr. Marshall.
(6)	Mr. Sistilli is the chairman of our board of directors.
(7)	Includes (i) 10,416 Shares purchased in the Private Placement, (ii) 11,773 common shares issuable upon exercise of options exercisable within sixty days of February 28, 2025 and (iii) 522 common shares held by York-Cav Enterprises, Inc., an entity partially owned by Mr. Sistilli.
(8)	David W. Goodman is the President of 3487938 Canada Inc. and has voting and investment control over the securities held by 3487938 Canada Inc.
(9)	Includes 260,416 Shares purchased in the Private Placement.
(10)	Michael Degasperis is the President of MICAPX Investments Inc. and has voting and investment control over the securities held by MICAPX Investments Inc.
(11)	Includes 260,416 Shares purchased in the Private Placement.
(12)	Includes 26,041 Shares purchased in the Private Placement.
(13)	Velan Capital Holdings LLC (“Velan GP”), as the general partner of Velan Capital Master Fund LP (“Velan Master”), may be deemed to beneficially own the shares beneficially owned by Velan Master. Velan Capital Investment Management LP (“Velan Capital”), as the investment manager of Velan Master, may be deemed to beneficially own the shares beneficially owned by Velan Master. Velan Capital Management LLC (“Velan IM GP”), as the general partner of Velan Capital, may be deemed to beneficially own the shares beneficially owned by Velan Master. Balaji Venkataraman, as a Managing Member of each of Velan GP and Velan IM GP, may be deemed to beneficially own the shares beneficially owned by Velan Master. Adam Morgan, as the Chief Investment Officer of Velan Capital and a Managing Member of each of Velan GP and Velan IM GP, may be deemed to beneficially own the shares beneficially owned by Velan Master.
(14)	Includes (i) 421,875 Shares purchased in the Private Placement, (ii) 1,906,250 Conversion Shares underlying the Preferred Shares purchased in the Private Placement, without regard for the 9.99% beneficial ownership blocker and (iii) 63,492 common shares issuable upon exercise of warrants exercisable within sixty days of February 28, 2025 held by Velan Master.
(15)	Velan Horizon GP LLC (“Velan Horizon GP”), as the general partner of Velan Horizon Fund LP (“Velan Horizon”), may be deemed to beneficially own the shares beneficially owned by Velan Horizon. Velan Capital, as the investment manager of Velan Horizon, may be deemed to beneficially own the shares beneficially owned by Velan Horizon. Velan IM GP, as the general partner of Velan Capital, may be deemed to beneficially own the shares beneficially owned by Velan Horizon. Balaji Venkataraman, as a Managing Member of each of Velan Horizon GP and Velan IM GP, may be deemed to beneficially own the shares beneficially owned by Velan Horizon. Adam Morgan, as the Chief Investment Officer of Velan Capital and a Managing Member of each of Velan Horizon GP and Velan IM GP, may be deemed to beneficially own the shares beneficially owned by Velan Horizon.

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(16)	Includes (i) 15,625 Shares purchased in the Private Placement and (ii) 36,458 Conversion Shares underlying the Preferred Shares purchased in the Private Placement.
(17)	Velan GP, as the managing member of Velan Capital Opportunity Fund II LLC (“Velan Opp Fund II”), may be deemed to beneficially own the shares beneficially owned by Velan Opp Fund II. Velan Capital, as the investment manager of Velan Opp Fund II, may be deemed to beneficially own the shares beneficially owned by Velan Opp Fund II. Velan IM GP, as the general partner of Velan Capital, may be deemed to beneficially own the shares beneficially owned by Velan Opp Fund II. Balaji Venkataraman, as a Managing Member of each of Velan GP and Velan IM GP, may be deemed to beneficially own the shares beneficially owned by Velan Opp Fund II. Adam Morgan, as the Chief Investment Officer of Velan Capital and a Managing Member of each of Velan GP and Velan IM GP, may be deemed to beneficially own the shares beneficially owned by Velan Opp Fund II.
(18)	Includes (i) 250,000 Shares purchased in the Private Placement and (ii) 1,015,625 Conversion Shares underlying the Preferred Shares purchased in the Private Placement.
(19)	Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of the Selling Shareholder as a General Partner, Investment Manager, or Sub-Advisor and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or the Selling Shareholder that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Exchange Act or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by the Selling Shareholder.
(20)	Includes (i) 178,167 Shares purchased in the Private Placement and (ii) 119,792 Conversion Shares underlying the Preferred Shares purchased in the Private Placement.
(21)	Includes (i) 100,613 Shares purchased in the Private Placement and (ii) 67,708 Conversion Shares underlying the Preferred Shares purchased in the Private Placement.
(22)	Includes (i) 346,220 Shares purchased in the Private Placement and (ii) 229,167 Conversion Shares underlying the Preferred Shares purchased in the Private Placement.
(23)	Stonepine Capital Management, LLC (“Stonepine”) and Stonepine GP, LLC (“Stonepine GP”) are the investment adviser and general partner, respectively, of Stonepine Capital, LP. (“Stonepine Partnership”). Jon Plexico is the control person of Stonepine and Stonepine GP. Stonepine, Stonepine GP, Stonepine Partnership and Mr. Plexico disclaim beneficial ownership of the securities except to the extent of their pecuniary interest therein. The principal place of business of Stonepine Capital, LP is 919 NW Bond Street, Suite 204, Bend, OR 97703.
(24)	Includes (i) 687,500 Shares purchased in the Private Placement and (ii) 93,750 Conversion Shares underlying the Preferred Shares purchased in the Private Placement.
(25)	David Rosen is the Managing Member of Rubric Capital Management GP LLC, the general partner of Rubric Capital Management LP, and has voting and investment control over the securities held by Rubric Capital Management LP.
(26)	Includes (i) 687,500 Shares purchased in the Private Placement and (ii) 354,167 Conversion Shares underlying the Preferred Shares purchased in the Private Placement.
(27)	Kevin Kotler is the Managing Member of Broadfin Holdings, LLC and has voting and investment control over the securities held by Broadfin Holdings, LLC.
(28)	Includes 182,291 Shares purchased in the Private Placement.

Pursuant to the Investor Rights Agreement, so long as Velan Master, Velan Horizon and Velan Opp Fund II (collectively, the “Lead Investors”) (i) beneficially own at least 51% of the Shares and Conversion Shares (calculated on an as-converted-to-common shares basis, and subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization) purchased by the Lead Investors at the closing and (ii) do not dispose of any Shares or Conversion Shares such that the Lead Investors beneficially own less than 5% of the outstanding Common Shares of the Company, the Lead Investors will have the right to designate a director nominee for election to our board of directors. David Liu, who is affiliated with the Lead Investors, was designated by the Lead Investors to be appointed to the Company’s board of directors in accordance with the terms and conditions of the Investor Rights Agreement on the Closing Date.

Additionally, the Investor Rights Agreement includes certain protective provisions that restrict our ability to, among other things, (i) amend, modify, alter or repeal any provision of our governing documents in a manner adverse to the holders of Preferred Shares, (ii) alter or change the special rights and restrictions of the Preferred Shares and (iii) increase or decrease the authorized number of Preferred Shares, in each case, without the written consent of the Lead Investors.

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PLAN OF DISTRIBUTION

The Selling Shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling Shares previously issued and the Conversion Shares issuable upon conversion of the Preferred Shares or interests in the Shares or the Conversion Shares received after the date of this prospectus from a Selling Shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Shares or Conversion Shares or interests in the Shares or the Conversion Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The Selling Shareholders may sell their Shares or Conversion Shares pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Shareholders may use any one or more of the following methods when disposing of the Shares, Conversion Shares, or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the Shares or Preferred Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares or Conversion Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer the Shares or Conversion Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the Shares, Conversion Shares or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares or the Conversion Shares in the course of hedging the positions they assume. The Selling Shareholders may also sell the Shares or the Conversion Shares short and deliver these securities to close out their short positions, or loan or pledge the Shares or the Conversion Shares to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Shareholders from the sale of the Shares or the Conversion Shares offered by them will be the purchase price of the Shares or the Conversion Shares less discounts or commissions, if any. Each of the Selling Shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of the Shares or the Conversion Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

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The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of the Shares, the Conversion Shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Shares or the Conversion Shares may be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the Shares or the Conversion Shares to be sold, the names of the Selling Shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Shares or the Conversion Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Shares or the Conversion Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Shareholders to keep the registration statement of which this prospectus constitutes a part effective until such time as the Shares or the Conversion Shares offered by the Selling Shareholders have been effectively registered under the Securities Act and disposed of in accordance with such registration statement, the Shares or the Conversion Shares offered by the Selling Shareholders have been disposed of pursuant to Rule 144 under the Securities Act or the shares offered by the Selling Shareholders may be resold pursuant to Rule 144 without restriction or limitation (including without the requirement to be in compliance with Rule 144(c)(1)) or another similar exemption under the Securities Act.

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DESCRIPTION OF SECURITIES

General

We are authorized to issue an unlimited number of common shares and preferred shares, no par value. As of February 28, 2025, there were 6,992,625 common shares outstanding, 150 Series A-1 Shares (as defined below) outstanding and 834 Preferred Shares outstanding.

Common Shares

The holders of our common shares are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Our shareholders do not have cumulative voting rights in the election of directors. The holders of common shares are entitled to receive ratably only those dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common shares are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred shares. Holders of common shares have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to our common shares. Common shares outstanding, and to be issued, are, and will be, fully paid and non-assessable. Additional shares of authorized common shares may be issued, as authorized by our board of directors from time to time, without shareholder approval, except as may be required by The Nasdaq Capital Market.

Preferred Shares

Pursuant to our Amended and Restated Articles (as amended, our “Articles”) and the provisions of the British Columbia Business Corporations Act, our board of directors has the authority, without further action by the shareholders (unless such shareholder action is required by applicable law or the rules of The Nasdaq Capital Market), to designate and issue an unlimited number of preferred shares in one of more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences and rights of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. Preferred shares, if issued, will be fully paid and non-assessable.

The board of directors’ authority to determine the terms of any such preferred shares include, without limitation: (i) the designation of each series and the number of preferred shares that will constitute each such series; (ii) the dividend rate or amount, if any, for each series; (iii) the price at which, and the terms and conditions on which, the preferred shares of each series may be redeemed, if such shares are redeemable; (iv) the terms and conditions, if any, upon which preferred shares of such series may be converted into shares of other classes or series of shares of the Company, or other securities; and (v) the maturity date, if any, for each such series; but no such special rights or restriction shall contravene any other provision of Part 26 of our Articles.

The issuance of preferred shares may or may not have a dilutive effect on the voting rights of shareholders owning common shares, depending on the rights and preferences set by the board of directors. Preferred shares may be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. However, except for such rights relating to the election of directors on a default in payment of dividends as may be attached to any series of the preferred shares by the board of directors or in connection with convertible preferred shares, the holders of preferred shares shall not be entitled, as such, to receive notice of, or to attend or vote at, any general meeting of our shareholders. Section 61 of the British Columbia Business Corporations Act provides that the special rights attached to preferred shares may not be prejudiced or interfered with unless the shareholders holding such class of shares consent to such matter by a special resolution of such holders of preferred shares. Additionally, the issuance of preferred shares may have the effect of decreasing the market price of our common shares.

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Series A-1 Convertible Preferred Shares

On October 30, 2024, we filed Amended and Restated Articles to amend our authorized share structure to amend the terms of a series of preferred shares, without par value, designated as “Series A-1 Convertible Preferred Shares” (the “Series A-1 Shares”). We are authorized to issue up to 500 Series A-1 Shares.

The Series A-1 Shares have a stated value of $10,000 per share and rank, with respect to redemption payments, rights upon liquidation, dissolution or winding-up of the Company, or otherwise, senior in preference and priority to our common shares, but equal to other series of preferred shares. Until the three-year anniversary of the day of issuance, holders of the Series A-1 Shares are entitled to an annual return equal to 10% of the stated value per Series A-1 Share, payable by the issuance of common shares at the conversion price upon a buy-back by the Company, liquidation or on conversion at the conversion price (calculated daily). Holders of the Series A-1 Shares will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on our common shares when and if actually paid.

Each Series A-1 Share is convertible into a number of our common shares calculated by dividing (i) the sum of the stated value of such Series A-1 Share plus a return equal to 10% of the stated value per Series A-1 Share per annum, calculated daily, by (ii) a fixed conversion price of $3.445. A holder of the Series A-1 Shares will not have the right to convert any portion of its Series A-1 Shares if the holder, together with its affiliates, would beneficially own in excess of 19.99% of the number of common shares outstanding immediately after giving effect to such conversion. The Series A-1 Shares do not have the right to vote on any matters except as required by law.

In the event of any liquidation, dissolution or winding-up of the Company, a holder of Series A-1 Shares shall be entitled to receive, before any distribution or payment may be made with respect to our common shares, an amount equal to 100% of the stated value, plus a return equal to 10% of the stated value per Series A-1 Share per annum, calculated daily. If amounts payable on a liquidation, dissolution or winding-up of the Company, or on the occurrence of any other event that entitles the shareholders holding all series of preferred shares to be paid out of the assets of the Company legally available for distribution to the Company’s shareholders, including a return of capital, are not paid in full, holders of Series A-1 Shares must participate rateably in such distribution with holders of all other series of preferred shares.

Beginning three years after the date of issuance, we may buy-back some or all outstanding Series A-1 Shares for a cash payment per share equal to the stated value plus return equal to 10% of the stated value per Series A-1 Share per annum calculated from the original date of issue of such share, and any other amounts due in respect of such Series A-1 Share.

Series B-1 Convertible Preferred Shares

On February 12, 2025, we filed a notice of alteration to our Articles to amend our authorized share structure to create a series of preferred shares, without par value, designated as “Series B-1 Convertible Preferred Shares” (referred to herein as the “Preferred Shares”). We are authorized to issue up to 1,000 Preferred Shares.

The Preferred Shares have no par value and a stated value of $10,000 per share and rank, with respect to redemption payments, rights upon liquidation, dissolution or winding-up of the Company, or otherwise, senior in preference and priority to the common shares and each other class or series of shares ranking junior to the Preferred Shares, but equal to other series of preferred shares.

If we declare or make any dividend or other distribution to common shares, the holders of Preferred Shares will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on the common shares, when and if actually paid.

Each Preferred Share is convertible into a number of common shares calculated by dividing (i) the sum of the stated value of such Preferred Share by (ii) a fixed conversion price of $1.92. A holder of Preferred Shares will not have the right to convert any portion of its Preferred Shares if, together with its affiliates, it would beneficially own in excess of 4.99% (or, at the option of the Investor, 9.99%) of the number of common shares outstanding immediately after giving effect to such conversion, provided, however, that a holder may increase or decrease the beneficial ownership limitation by giving 61 days’ notice to us, but not to any percentage in excess of 19.99%. The Preferred Shares do not have the right to vote on any matters except as required by law and do not contain any variable pricing features, or any price-based anti-dilutive features.

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In the event of any liquidation, dissolution or winding-up of the Company, a holder of Preferred Shares shall be entitled to (i) receive, before any distribution or payment may be made with respect to common shares, an amount equal to 100% of the stated value or (ii) at its option, subject to the limitations on conversion, convert the Preferred Shares prior to such liquidation event. If amounts payable on a liquidation, dissolution or winding-up of the Company, or on the occurrence of any other event that entitles the shareholders holding all series of preferred shares to be paid out of the assets of the Company legally available for distribution to the Company’s shareholders, including a return of capital, are not paid in full, holders of Preferred Shares must participate rateably in such distribution with holders of all other series of preferred shares.

Anti-takeover Provisions of our Articles of Incorporation

In addition to the board of directors’ ability to issue preferred shares, our Articles contain other provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of the Company unless such takeover or change in control is approved by our board of directors. These provisions include advance notice procedures for shareholder proposals and a supermajority vote requirement for business combinations.

Advance Notice Procedures for Shareholder Proposals

Effective October 31, 2013, our board of directors adopted an advance notice policy (the “Advance Notice Policy”) with immediate effect for the purpose of providing our shareholders, directors and management with a clear framework for nominating our directors in connection with any annual or special meeting of shareholders. The Advance Notice Policy was approved by the shareholders at our annual meeting on February 13, 2014.

Purpose of the Advance Notice Policy. Our directors are committed to: (i) facilitating an orderly and efficient annual general or, where the need arises, special meeting, process; (ii) ensuring that all shareholders receive adequate notice of the director nominations and sufficient information with respect to all nominees; and (iii) allowing shareholders to register an informed vote having been afforded reasonable time for appropriate deliberation. The purpose of the Advance Notice Policy is to provide our shareholders, directors and management with a clear framework for nominating directors. The Advance Notice Policy fixes a deadline by which holders of record of our common shares must submit director nominations to the Company prior to any annual or special meeting of shareholders and sets forth the information that a shareholder must include in the notice to the Company for the notice to be in proper written form in order for any director nominee to be eligible for election at any annual or special meeting of shareholders.

Terms of the Advance Notice Policy. The Advance Notice Policy provides that advance notice to the Company must be made in circumstances where nominations of persons for election to our board of directors are made by shareholders of the Company other than pursuant to: (i) a “proposal” made in accordance with Division 7 of Part 5 of the British Columbia Business Corporations Act; or (ii) a requisition of the shareholders made in accordance with section 167 of the British Columbia Business Corporations Act. Among other things, the Advance Notice Policy fixes a deadline by which holders of record of our common shares must submit director nominations to our Secretary prior to any annual or special meeting of shareholders and sets forth the specific information that a shareholder must include in the written notice to our Secretary for an effective nomination to occur. No person will be eligible for election as a director of the Company unless nominated in accordance with the provisions of the Advance Notice Policy.

In the case of an annual meeting of shareholders, notice to the Company must be made not less than 30 nor more than 65 days prior to the date of the annual meeting; provided, however, that in the event that the annual meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice may be made not later than the close of business on the 10th day following such public announcement.

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In the case of a special meeting of shareholders (which is not also an annual meeting), notice to the Company must be made not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting was made.

Our board of directors may, in its sole discretion, waive any requirement of the Advance Notice Policy.

Provisions of British Columbia Law Governing Business Combinations

All provinces of Canada have adopted National Instrument 62-104 entitled “Take-Over Bids and Issuer Bids” and related forms to harmonize and consolidate take-over bid and issuer bid regimes nationally (“NI 62-104”). The Canadian Securities Administrators, or CSA, have also issued National Policy 62-203 entitled “Take-Over Bids and Issuer Bids” (the “National Policy”) which contains regulatory guidance on the interpretation and application of NI 62-104 and on the conduct of parties involved in a bid. The National Policy and NI 62-104 are collectively referred to as the “Bid Regime.” The National Policy does not have the force of law, but is an indication by the CSA of what the intentions and desires of the regulators are in the areas covered by their policies. Unlike some regimes where the take-over bid rules are primarily policy-driven, in Canada the regulatory framework for take-over bids is primarily rules-based, which rules are supported by policy.

A “take-over bid” or “bid” is an offer to acquire outstanding voting or equity securities of a class made to any person who is in one of the provinces of Canada or to any securityholder of an offeree issuer whose last address as shown on the books of a target is in such province, where the securities subject to the offer to acquire, together with the securities “beneficially owned” by the offeror, constitute in the aggregate 20% or more of the outstanding securities of that class of securities at the date of the offer to acquire. For the purposes of the Bid Regime, a security is deemed to be “beneficially owned” by an offeror as of a specific date if the offeror is the beneficial owner of a security convertible into the security within 60 days following that date, or has a right or obligation permitting or requiring the offeror, whether or not on conditions, to acquire beneficial ownership of the security within 60 days by a single transaction or a series of linked transactions. Offerors are also subject to early warning requirements, where an offeror who acquires “beneficial ownership of”, or control or direction over, voting or equity securities of any class of a reporting issuer or securities convertible into, voting or equity securities of any class of a target that, together with the offeror’s securities, would constitute 10% or more of the outstanding securities of that class must promptly publicly issue and file a news release containing certain prescribed information, and, within two business days, file an early warning report containing substantially the same information as is contained in the news release.

In addition, where an offeror is required to file an early warning report or a further report as described and the offeror acquires or disposes of beneficial ownership of, or the power to exercise control or direction over, an additional 2% or more of the outstanding securities of the class, or disposes of beneficial ownership of outstanding securities of the class below 10%, the offeror must issue an additional press release and file a new early warning report. Any material change in a previously filed early warning report also triggers the issuance and filing of a new press release and early warning report. During the period commencing on the occurrence of an event in respect of which an early warning report is required and terminating on the expiry of one business day from the date that the early warning report is filed, the offeror may not acquire or offer to acquire beneficial ownership of any securities of the class in respect of which the early warning report was required to be filed or any securities convertible into securities of that class. This requirement does not apply to an offeror that has beneficial ownership of, or control or direction over, securities that comprise 20% or more of the outstanding securities of the class.

Related party transactions, issuer bids and insider bids are subject to additional regulation that may differ depending on the particular jurisdiction of Canada in which it occurs.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Computershare Investor Services Inc. located at 510 Burrard St – 3rd Floor, Vancouver, BC V6C 3B9, and its telephone number is 1-604-661-9400.

Listing on The Nasdaq Capital Market

Our common shares are listed on The Nasdaq Capital Market under the symbol “EDSA.”

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LEGAL MATTERS

The validity of the Shares and Conversion Shares offered hereby will be passed upon for us by Fasken Martineau DuMoulin, LLP.

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EXPERTS

The consolidated financial statements incorporated into this prospectus by reference to our Annual Report on Form 10-K for the financial years ended September 30, 2024 and September 30, 2023, have been so incorporated in reliance on the report of MNP LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We make available free of charge on or through our website at www.edesabiotech.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information by Reference” are also available on our website, www.edesabiotech.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus and prior to the termination of the offering:

●	our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 filed with the SEC on December 13, 2024, as amended on December 20, 2024;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2024, filed with the SEC on February 14, 2025;

●	our Current Reports on Form 8-K filed with the SEC on October 4, 2024, October 31, 2024 and February 13, 2025 (other than any portions thereof deemed furnished and not filed); and

●	the description of our common shares contained in our Registration Statement on Form 8-A filed with the SEC on November 3, 2015, including any amendment or report filed for the purpose of updating such description, including the Description of Securities filed as Exhibit 4.11 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2024.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Where You Can Find More Information,” above.

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7,812,496 Common Shares

PROSPECTUS

, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than placement agent fees, paid or payable by Edesa Biotech, Inc., or the Registrant, in connection with the sale and distribution of the securities being registered. All amounts are estimated except the SEC registration fee.

SEC Registration Fee	$2,637.39
Accounting Fees and Expenses	6,000
Legal Fees and Expenses	35,000
Printing Fees and Expenses	2,000
Miscellaneous Fees and Expenses	3,000
Total	$48,637.39

Item 15.	Indemnification of Directors and Officers.

Subject to the British Columbia Business Corporations Act, or “the Act”, our directors, former directors and alternate directors and their heirs and legal personal representatives are indemnified against any judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, a stipulated legal or investigative proceeding, as set forth in our Articles. In addition, our Articles provide that we may, subject to any restrictions in the Act, indemnify any person.

Under the Act, we may indemnify (a) a current or former director or officer of the Company; (b) a current or former director or officer of another corporation at a time when that corporation is or was an affiliate of the Company; (c) a current or former director or officer of another corporation who holds or held such position at the request of the Company; or (d) an individual who at the request of the Company, is or was, or holds or held a position equivalent to that of, a director, or officer of a partnership, trust, joint venture or other unincorporated entity (collectively, an “Eligible Party”). In certain circumstances an Eligible Party will include the heirs and personal or other legal representatives of an Eligible Party. We may indemnify an Eligible Party against any Eligible Penalty (defined below) to which the Eligible Party is or may be liable. After the final disposition of an Eligible Proceeding (defined below), we may pay all Expenses (defined below) actually and reasonably incurred by the Eligible Party in connection with such Proceeding (defined below) and must pay all such Expenses actually and reasonably incurred by the Eligible Party in connection with such Proceeding if the Eligible Party has not been reimbursed for those Expenses and is wholly successful on the merits or otherwise in the outcome of the Proceeding, or is substantially successful on the merits in the outcome of the Proceeding. Among other circumstances, we shall not indemnify or cover the Expenses of an Eligible Party if the Eligible Party did not act honestly and in good faith with a view to the best interests of the Company or if the Eligible Party (other than in connection with a civil Proceeding) did not have reasonable grounds for believing that the Eligible Party’s conduct in respect of which the Proceeding was brought was lawful. Further, we cannot indemnify or cover the Expenses of an Eligible Party in respect of any Proceeding brought by or on behalf of the Company against an Eligible Party. The Supreme Court of British Columbia may, among other things, on the applications of a corporation or an Eligible Party, order indemnification by the Company of any liability or expense incurred by an Eligible Party.

“Eligible Penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an Eligible Proceeding.

“Eligible Proceeding” means any legal proceeding or investigative action, whether current, threatened, pending or completed (each, a “Proceeding”), in which an Eligible Party, or any of the Eligible Party’s heirs and personal or other legal representatives (i) is or may be joined as a party, or (ii) is or may be liable for or in respect of a judgment, penalty or fine in, or Expenses related to, such Proceeding, in each case by reason of the Eligible Party’s being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company, or is or was a director or officer of any corporation at a time when the corporation is or was an affiliate of the Company, or another entity at the Company’s request.

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“Expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a Proceeding.

We have also entered into separate indemnification agreements with each of our directors and executive officers, which are intended to indemnify our directors and executive officers to the fullest extent permitted under the laws of the Province of British Columbia, subject to certain exceptions. Our obligations under such separate indemnification agreements are in addition to our indemnification obligations under the Act and our charter documents.

We maintain a directors’ and officers’ liability insurance policy, which insures directors and officers of the Company and its subsidiaries for losses as a result of claims based upon the directors’ and officers’ acts or omissions, including liabilities arising under the Securities Act. The policy also reimburses us for payments made pursuant to the indemnity provisions under the Act and our charter documents.

See also the undertakings set out in response to Item 17 herein.

Item 16.	Exhibits.

The following exhibits are filed with this Registration Statement.

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EXHIBIT INDEX

Exhibit No.	Description
2.1*	Share Exchange Agreement, dated as of March 7, 2019, by and between Stellar Biotechnologies Inc., Edesa Biotech Inc. and the Edesa Shareholders (included as Exhibit 2.1 to the Company's Current Report on Form 8-K filed on March 8, 2019, and incorporated herein by reference).

3.1	Certificate of Incorporation of the Company, dated June 12, 2007 (included as Exhibit 1(a) to the Company's Registration Statement on Form 20-F filed on February 3, 2012, and incorporated herein by reference).

3.2	Certificate of Amendment of the Company, dated April 15, 2008 (included as Exhibit 1(b) to the Company's Registration Statement on Form 20-F filed on February 3, 2012, and incorporated herein by reference).

3.3	Certificate of Continuation of the Company, dated November 25, 2009 (included as Exhibit 1(c) to the Company's Registration Statement on Form 20-F filed on February 3, 2012, and incorporated herein by reference).

3.4	Certificate of Change of Name of the Company, dated April 7, 2010 (included as Exhibit 1(f) to the Company’s Registration Statement on Form 20-F filed on February 3, 2012, and incorporated herein by reference).

3.5	Certificate of Change of Name of the Company, dated June 7, 2019 (included as Exhibit 3.6 to the Company's Annual Report on Form 10-K filed on December 12, 2019, and incorporated herein by reference).

3.6	Amended Articles of Edesa Biotech, Inc. (included as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 13, 2025, and incorporated herein by reference).

3.7**	Notice of Articles

5.1**	Opinion of Fasken Martineau DuMoulin, LLP

10.1	Form of Securities Purchase Agreement, dated February 12, 2025, between Edesa Biotech, Inc. and the investors signatory thereto (included as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on February 13, 2025, and incorporated herein by reference).

10.2	Form of Investor Rights Agreement, dated February 12, 2025, between Edesa Biotech, Inc. and the investors signatory thereto (included as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on February 13, 2025, and incorporated herein by reference).

23.1**	Consent of MNP LLP.

23.2**	Consent of Fasken Martineau DuMoulin, LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (included on signature page).

107**	Filing Fee Table

* All schedules and exhibits to the Share Exchange Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

** Filed herewith.

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Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the registrant relating to the offering filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

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(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	any other communication that is an offer in the offering made by the registrant to the purchaser.

6. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Markham, Ontario on March 4, 2025.

EDESA BIOTECH, INC.

By:	/s/ Pardeep Nijhawan
Name:	Pardeep Nijhawan
Title:	Director, Chief Executive Officer and Corporate Secretary

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Edesa Biotech, Inc., hereby severally constitute and appoint Pardeep Nijhawan and Stephen Lemieux, and each of them singly (with full power to each of them to act alone), to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

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Signature	Title	Date
/s/ Pardeep Nijhawan	Director, Chief Executive Officer, and Corporate Secretary	March 4, 2025
Pardeep Nijhawan	(Principal Executive Officer)

/s/ Stephen Lemieux	Chief Financial Officer	March 4, 2025
Stephen Lemieux	(Principal Financial and Accounting Officer)

/s/ Joan Chypyha	Director	March 4, 2025
Joan Chypyha

/s/ David Liu	Director	March 4, 2025
David Liu

/s/ Sean MacDonald	Director	March 4, 2025
Sean MacDonald

/s/ Patrick Marshall	Director	March 4, 2025
Patrick Marshall

/s/ Frank Oakes	Director	March 4, 2025
Frank Oakes

/s/ Charles Olson	Director	March 4, 2025
Charles Olson

/s/ Carlo Sistilli	Chairman of the Board of Directors	March 4, 2025
Carlo Sistilli

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